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                                                                    EXHIBIT 4.11

                              AMENDMENT NO. 2 TO
                    SENIOR MANAGEMENT STOCK OPTION AGREEMENT



     THIS AMENDMENT NO. 2 to Senior Management Stock Option Agreement is made to be effective as of the 20th day of September, 1995 by and between Imperial Credit Industries, Inc., (the "Corporation") and Joseph R. Tomkinson (the "Optionee").

                                R E C I T A L S
                                ---------------

     WHEREAS, effective as of January 1, 1992, the parties hereto executed a Senior Management Stock Option Agreement (the "Option Agreement") whereby Optionee was granted Senior Management Stock Options (the "Options");

     WHEREAS, the parties hereto desire to make the Options exercisable as of September 30, 1995; and

     WHEREAS, it is in the best interest of the parties to make the Options exercisable as of September 30, 1995.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. All capitalized terms not defined herein shall have the same meaning as set forth in the Option Agreement.

     2. Section 1(a) of the Option Agreement is hereby amended to read in full as follows:

          "This Option shall be exercisable at any time after September 29, 1995 (subject to the provisions of Section 1(b), (c), (d) and (e) herein) and until December 31, 2001, unless sooner terminated as herein provided;"

     3. No other provisions of the Option Agreement are affected by this Amendment No. 2.
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     IN WITNESS WHEREOF, the Company and the Optionee have executed this
Amendment No. 2 to Stock Option Agreement effective as of the date first written hereinabove.

                              "Corporation"

                              IMPERIAL CREDIT INDUSTRIES, INC.


                              By: __________________________________
                              H. Wayne Snavely, its Chief Executive Officer


                              "Optionee"



                              ______________________________________
                              Joseph R. Tomkinson